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                                [MICROISLET LOGO]

LETTER TO MICROISLET SHAREHOLDERS

December 21, 2006

Dear Shareholder:

I am writing this letter to provide you with a brief update on your Company's progress. Achieving certain milestones will allow us to introduce our technology as a viable treatment for persons with diabetes. Today, these people are underserved by available treatment approaches.

I am, however, greatly encouraged by the enthusiastic response we have received for our scientific approach. The investors who have spoken with us have also generally expressed enthusiasm for the business case we make in the area of cell-based therapy for type 1 diabetes. We are of course concerned with the recent decline in our share price, but we can assure you that we are on schedule with our disclosed milestones, and we know of no scientific or regulatory basis for such a decline.

We have a cohesive and talented team in place. This team of professionals is focused on achieving our milestones. We have a robust business plan that is designed to produce value to this Company and its shareholders, while providing needed help to high-risk persons with diabetes.

Many successful biotech companies have experienced and endured adversities and frustrations during their developmental stages.

Some biotech companies presently engaged in human clinical trials will be successful, but it may take them even longer than MicroIslet to bring a product to market.

We believe that the strength of our treatment approach, as well as the proposed application of the technology to important and common human diseases indicate the potential for clinical and commercial success of a therapeutic intervention. If our business mission were easy, someone would have already solved the set of diabetes problems that MicroIslet is trying to address. Nonetheless, we believe that significant evidence supports our thesis--the "MicroIslet Solution" that we have written about in our earlier disclosures holds promise as a viable treatment for diabetes.

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Let's look at some of this evidence. Since my last communication to you, the
National Institutes of Health published a seminal document on the strategic approaches it has endorsed for the treatment and cure for diabetes. One of the key strategies recommended by the NIH was the use of islet xenografts, which acknowledges the shortage of human islets. It also recommends the application of microencapsulation techniques to such xenografts in order to reduce or eliminate the need for long-term immunosuppression. This is precisely the strategy being pursued by MicroIslet.

In addition, since my last shareholder letter the New England Journal of Medicine published a report on Edmonton Protocol results from nine sites around the world. In this study persons with type 1 diabetes received human islet transplants from deceased donors. Naked islets were introduced into the portal vein of recipients who were under chronic immunosuppression with a 3-drug regimen to prevent rejection. The study highlighted some of the important limitations of the Edmonton Protocol, including the severe shortage of human donor tissue in the face of the enormous numbers of people in need of this therapy.

The study also showed that while long-term, complete freedom from insulin use was not achieved for the majority of the tested population, in all cases the restoration of some islet cell function was useful in improving A1c (long-term blood glucose). Thus, long-term complications could be avoided, with reduced insulin use, and without hypoglycemia

Even in the face of acknowledged limitations, such results prompted the authors to strongly endorse the continued pursuit of islet cell replacement as a viable means of improving care and glucose control of persons with diabetes. Thus, the authors of this study (who included two members of MicroIslet's scientific advisory board) are in agreement with the views articulated in the NIH strategic plan regarding treatment approaches for type 1 diabetes.

Our ultimate strategy is to use clinically-approved porcine islets to mitigate the supply limitation. In addition, we use microencapsulation technology to mitigate the need for chronic immunosuppression. Together, these strategies are designed to address the major limitations of the Edmonton Protocol.


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In diabetic small rodents, with the intraperitoneal administration of our encapsulated porcine islets, we have been able to restore normoglycemia for periods in excess of six months in the absence of any immunosuppressive drugs. In non-human primates we have demonstrated function of our encapsulated porcine xenografts for periods of over eight months, using transient, relatively low-dose immunosuppression. Moreover, we have demonstrated that these initial transplantations can be followed by re-transplantation of additional islets, which lowers glucose in the absence of any adverse reactions or safety concerns.

We plan to initiate a clinical trial to demonstrate the safety and efficacy of our technology in humans. We have recently concluded a pre-IND meeting with the FDA. The extensive discussions included our plans to execute an allotransplantation trial using human islets isolated at the City of Hope Islet Transplant Center, which will subsequently be used at The Scripps Health System to provide transplants using our technology in the intraperitoneal site. In the FDA meeting we also discussed our longer-term goal to develop a xenograft for transplantation using the same approach.

As we summarized in our recent press release about the pre-IND meeting, the FDA was very helpful and comprehensive in providing guidance to us. The agency's guidance covered the type and scope of the studies that will be required to file an IND for our clinical trials. We introduced both our allotransplantation and xenotransplantation plans in this meeting but the primary focus was on our near-term plan to build upon the promising results of the Edmonton Protocol studies in 2002.

We have also had productive discussions with the FDA on the appropriateness of patients with end-stage kidney disease and kidney transplants as a major target for our islet transplants. As we have detailed in earlier disclosures, this is a high-risk group that has been shown to have substantially improved kidney graft survival and better overall patient survival when given islets after a kidney graft versus a kidney graft alone. Our technology offers a number of potential benefits as well as a reduced risk of adverse events when compared to the currently used methods of islet transplantation in these patients. With continued guidance from the FDA we will further sharpen the focus and scope of the required safety studies in animals. These will prepare us for the IND submission for the product that will be used in human trials.


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Our premise: It is possible to offer islet replacement therapy under conditions in which no, or significantly reduced, long-term immunosuppression will be required - and there will be no chronic shortage of tissue supply. Importantly, in this initial proposed target population, because the patients have already received a kidney, their immune systems will already be immunosuppressed. We believe that this augments the likelihood of success in this target population. We have used a proprietary microencapsulation technology with highly-purified islets from a Designated Pathogen-Free herd of pigs at an FDA-approved facility for generating animal source tissue for human use.

This approach mitigates future concerns about supply. More importantly, we recently reported that when such islets are introduced into the intraperitoneum of fully-diabetic non-human primates, they are able to maintain function in the absence of ongoing immunosuppressive drugs for a period of over eight months. One of our animals continues to demonstrate such graft function even as it approaches 10 months! These findings support the scientific and commercial feasibility of an approach to islet replacement that overcomes the two major limitations plaguing this field.

Obviously, we must obtain the financial resources required to sustain our scientific momentum, and to achieve the milestones that will get us to the clinic.

Our needs in this regard are discussed in our public filings with the SEC, and our board and management are actively working to address this issue.

Our course is well-defined. We seek to validate the safety of our proprietary technology by first demonstrating the safe use of encapsulated human islets in patients with diabetes. Once the technology is validated, we will pursue the employment of xenografts using porcine islets to fulfill the insulin needs of larger groups of affected patients. In discussions I have had recently with some shareholders, many were unaware that the insulin produced by these porcine islets was the "gold standard" for insulin therapy prior to the introduction of human insulin from recombinant DNA sources.


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Finally, I want to re-emphasize that no one has achieved a "cure" for diabetes.
In fact, the medical community has no common agreement on what a "cure" would actually look like. "Cure" is a most difficult and perplexing goal for any chronic disease, which may be why we see highly successful interventions that purport not to "cure", but rather to be a significantly improved therapy. Many of these interventions simply delay the progression of chronic diseases. They may improve patient outcomes, prolong survival, improve the quality of life for affected people, and/or reduce treatment costs. And yet, even though they do not "cure" the chronic condition, there are many such commercially successful therapies. While we acknowledge that a "cure" is not yet achievable using current approaches, we continue to have as our ultimate goal the development of a treatment which achieves long-term, normalized glucose levels in large numbers of type 1 diabetes patients, without the need for immunosuppression or supplemental insulin. We believe many would consider such a treatment to be a "cure."

We are working to bring to market a commercially viable therapy for type 1 diabetes. Our approach shows promise to bring needed relief and improved quality of life to many people who are underserved by present treatment options. It is imperative that we focus on the longer-term goals and the "big picture" for our technology. We must continue our aggressive pursuit of the critical milestones for this company. Our research professionals are hard at work. They are optimizing our scientific approaches and preparing for human trials. We look forward to your continued support and will keep you apprised of our progress.

Sincerely,

/s/ James R. Gavin III
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James R. Gavin III, M.D., Ph.D.
President & CEO


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ABOUT MICROISLET

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's islet transplantation technology, including patented technology exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-H(TM), a microencapsulated human islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. MicroIslet is also working to develop and commercialize a second product, MicroIslet-P(TM), a microencapsulated porcine islet cell suspension for transplantation in patients with insulin-dependent diabetes, which if successful, will address the inherently limited supply of human islets. Additional information about MicroIslet can be found at www.microislet.com.
EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS LETTER ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S ABILITY TO CONTINUE AS A GOING CONCERN, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, DEPENDENCE ON THE MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS FOR PRE-CLINICAL AND CLINICAL STUDIES, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO COMPLETE ALL OF THE STEPS PRIOR TO THE IND SUBMISSION, COMMENCE HUMAN CLINICAL TRIALS AND ULTIMATELY PROCEED THROUGH SUCH TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP, LICENSE OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, OR ARE MORE QUICKLY BROUGHT TO MARKET, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. PLEASE SEE THE SECTION ENTITLED "BUSINESS RISKS" IN MICROISLET'S FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 AND IN EACH FORM 10-QSB FILED DURING THE FISCAL YEAR ENDING DECEMBER 31, 2006. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.



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